Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-136061 on Form S-8 of our report dated September 9, 2008, relating to the financial statements and financial schedules, appearing in this Annual Report on Form 11-K of Dress Barn, Inc. 401(k) Profit Sharing Retirement Savings Plan for the year ended July 31, 2007.

/s/ DELOITTE & TOUCHE LLP

New York, New York
September 9, 2008

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